As filed with the Securities and Exchange Commission on December
23, 1996.
                      Registration No.


                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM S-8

                   REGISTRATION STATEMENT UNDER
                    THE SECURITIES ACT OF 1933

                         RISER FOODS, INC.
     (Exact name of Registrant as specified in its charter)

                Delaware                    34-1570363
     (State or other jurisdiction       (I.R.S. Employer
      incorporation or organization)    Identification No.)

     5300 Richmond Road, Bedford Heights, Ohio     44146
     (Address of Principal Executive Offices)    (Zip Code)


                       RISER FOODS, INC.
            STOCK INCENTIVE PLAN FOR KEY EMPLOYEES
                   (Full title of the plan)

                      S. Lee Kohrman, Esq.
                    Kohrman Jackson & Krantz
                20th Floor, One Cleveland Center
                     1375 East Ninth Street
                   Cleveland, Ohio  44114
           (Name and address of agent for service)

                         (216) 736-7216
            (Telephone number, including area code,
                      of agent for service)

                 CALCULATION OF REGISTRATION FEE

                                            Proposed
Title of                    Proposed        Maximum       Amount
Securities     Amount       Maximum         Aggregate       of
  to be        to be     Offering Price     Offering   Registration
Registered   Registered    Per Share         Price         Fee

  Class A
Common Stock,
$.01 par value   52,100    $ 23.63        $ 1,231,123    $ 373.07

        Registrant incorporates by reference the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 10, 1991, Registration Number 33-43245 including any amendment or reports filed for the purpose of updating such descriptions.


                           SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on December 16, 1996.


                                  RISER FOODS, INC.

                                  By: /s/ Anthony C. Rego
                                  Anthony C. Rego
                                  Chairman of the Board and
                                  Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


         Name                   Title                   Date


 /s/ Anthony C. Rego     Chairman of the Board,
Anthony C. Rego          Chief Executive
                         Officer and Director    December 16, 1996


 /s/ Charles A. Rini, Sr. President, Chief
Charles A. Rini, Sr.      Operating Officer
                          and Director            December 16, 1996


 /s/ Ronald W. Ocasek    Senior Vice President,
Ronald W. Ocasek         Chief Financial Officer,
                         Treasurer and Director   December 16, 1996






 /s/ Charles A. Rego     Senior Vice President
Charles A. Rego          and Director             December 16, 1996


 /s/ Thomas A. Rego       Senior Vice President,
Thomas A. Rego            Secretary and Director  December 16, 1996


 /s/ Charles A. Rini      Director                December 16, 1996
Charles A. Rini

 /s/ Charles A. Rini, Jr. Director                December 16, 1996
Charles A. Rini, Jr.


                          Director                December   , 1996
Anthony Rini


 /s/ S. Lee Kohrman       Director                December 16, 1996
S. Lee Kohrman


                          Director                December   , 1996
Robert H. Kanner


                          Director                December   , 1996
William A. Miller


                          Director                December   , 1996
James A. Schlindwein

                          Director                December   , 1996
Jack A. Robinson

                               EXHIBIT INDEX


Exhibit                                              Sequential
  No.                      Description                Page No.

3.l*      Second Restated Certificate of Incorporation
          of the Registrant ..........................   n/a

3.2*      By-Laws of the Registrant ..................   n/a

5         Opinion of Counsel .........................    5

10.6(c)(l)**  Riser Foods, Inc. Stock Incentive
              Plan for Key Employees .................   n/a

23.l***   Consent of Counsel .........................   n/a

23.2      Consent of Independent Accountant ..........    7





 *       Incorporated by reference from the Registrant's
         Registration Statement on Form S-8 (Registration No.
         33-59329) as filed with the Securities and Exchange
         Commission on May 15, 1995.

**       Incorporated by reference from the Registrant's
         Registration Statement on Form S-4 (Registration No.
         33-21392) as filed with the Securities and Exchange
         Commission on April 21, 1988.

***      Included in Exhibit 5 to this Registration Statement.











                            EXHIBIT 5
















































                  KOHRMAN JACKSON & KRANTZ P.L.L.

                        ATTORNEYS AT LAW
                20th FLOOR, ONE CLEVELAND CENTER
                     CLEVELAND, OHIO  44114

                          216-696-8700
                           TELECOPIER

                          216-621-6536

                        December 17, 1996

Securities and Exchange commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:Registration Statement on Form S-8 of Riser Foods, Inc.

Gentlemen:

         We have acted as counsel for Riser Foods, Inc. (the "Company") in connection with the filing with the Securities and Exchange Commission of the Registration Statement on Form S-8, including the exhibits thereto (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of 52,100 shares of the Company's Class A Common Stock, $.01 par value (the "Shares").

         As counsel for the Company, we have examined the Registration Statement and such other documents as we have deemed necessary to examine as a basis for rendering our opinion.

         Based upon the foregoing, we are of the opinion that:

         (a) The Company has been incorporated and is validly existing as a corporation under the laws of the State of Delaware.

         (b) The Shares have been duly authorized and, when (l) the pertinent provisions of the Securities Act of 1933, as amended, and of such securities laws of such jurisdictions as may be applicable, have been complied with, and (2) the Shares have been duly delivered against payment therefor in accordance with the terms of the Riser Foods, Inc. Stock Incentive Plan for Key Employees, the Shares will be validly issued, fully paid and non-assessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement.

                              /s/ Kohrman Jackson & Krantz, P.L.L.


                          EXHIBIT 23.2
















































                         ARTHUR ANDERSEN




                                                       Exhibit 23.2


            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Riser Foods, Inc. and Subsidiaries:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated August 30, 1996 included in Riser Foods, Inc. Form 10-K for the year ended June 29, 1996 and incorporated by reference into this registration statement.


/s/ Arthur Andersen LLP


Cleveland, Ohio
December 16, 1996























                                8